As filed with the U.S. Securities and Exchange Commission on September 10, 2020.
Registration No. 333-245663

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Broadstone Acquisition Corp.
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
7 Portman Mews South
Marylebone, London W1H 6AY
United Kingdom
Telephone: + 44 (0) 207 725 0800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Edward Truitt
Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
(302) 731-1612
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul Amiss David A. Sakowitz Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Matthew Gardner Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant(2)	34,500,000 Units	$10.00	$345,000,000	$44,781.00
Class A ordinary shares included as part of the units(3)	34,500,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	17,250,000 Warrants	—	—	— (4)
Total			$345,000,000	$44,781.00(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 2,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Broadstone Acquisition Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-245663) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

EXHIBIT INDEX
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association.
3.2**	Amended and Restated Memorandum and Articles of Association.
3.3**	Form of Second Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3**	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Winston & Strawn LLP.
5.2**	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant.
10.1**	Form of Letter Agreement among the Registrant, Broadstone Sponsor LLP and each of the officers and directors of the Registrant.
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, Broadstone Sponsor LLP and the Holders signatory thereto.
10.4**	Form of Private Placement Warrants Purchase Agreement among the Registrant and Broadstone Sponsor LLP.
10.5**	Form of Indemnity Agreement.
10.6**	Promissory Note issued to Broadstone Sponsor LLP.
10.7**	Securities Subscription Agreement between Broadstone Sponsor LLP and the Registrant.
10.8**	Form of Administrative Services Agreement between the Registrant and Broadstone Sponsor LLP.
14.1**	Form of Code of Ethics.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.3**	Consent of Maples and Calder (included in Exhibit 5.2).
24.1**	Power of Attorney.
99.1**	Consent of Ian Cormack.
99.2**	Consent of Rory Cullinan.
99.3**	Consent of Philip Bassett.

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 10th day of September, 2020.
BROADSTONE ACQUISITION CORP.
By:
/s/ Marc Jonas

Name: Marc Jonas
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Marc Jonas Marc Jonas	Chief Executive Officer (Principal Executive Officer)	September 10, 2020
* Edward Hawkes	Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2020
* Hugh Osmond	Chairman	September 10, 2020
* By:	/s/ Marc Jonas
Name:	Marc Jonas
Title:	Attorney-In-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Broadstone Acquisition Corp., in the City of Newark, Delaware, on the 10th day of September, 2020.
By: /s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates